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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2001

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-10864 (Commission File Number)	41-1321939 (IRS Employer Identification No.)
UnitedHealth Group Center 9900 Bren Road East Minneapolis, Minnesota (Address of principal executive offices)	55343 (Zip Code)

Registrant's telephone number, including area code: (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Number	Description
99	Cautionary Statements (incorporated by reference to Exhibit 99 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000)

Item 9.  Regulation FD Disclosure

    On Wednesday, March 28, 2001, members of senior management of UnitedHealth Group Incorporated (the "Company") will be presenting at the Banc of America Securities Healthcare Conference at 11:15 a.m. Pacific Standard Time. The presentation will include a reaffirmation of the Company's prior publicly disclosed 2001 and 2002 financial expectations, and a discussion of the operations of the Company's Uniprise subsidiary. The Company anticipates that for the 2001 fiscal year Uniprise's revenues will be approximately $2.3 billion to $2.4 billion and its operating margins will be approximately 14% to 15%.

    The presentation may be accessed live on the Internet using the following link: http://www.veracast.com/bas_healthcare2001/webcasts/id07207448.cfm. The webcast will be available for a period of 14 days following the presentation.

    Statements that the Company may issue, including those in the presentation referenced above, which are not strictly historical are "forward-looking" statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause actual results and corporate developments to differ materially from expectations, and include, without limitation, the effects of state and federal regulations, the effects of acquisitions and divestitures, and other risks described from time to time in each of UnitedHealth Group's reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2001

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ DAVID J. LUBBEN David J. Lubben General Counsel & Secretary

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INDEX TO EXHIBITS

Number	Description
99	Cautionary Statements (incorporated by reference to Exhibit 99 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000)

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS